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                         Maximum of              Shares
                                    ------------


                          NATIONAL MERCANTILE BANCORP
                           (a California corporation)


                 6.5% Noncumulative Convertible Preferred Stock
                               ($10.00 par value)


                                AGENCY AGREEMENT


                                                                          , 1997
                                                                ----------



SANDLER O'NEILL & PARTNERS, L.P.
Two World Trade Center, 104th Floor
New York, New York 10048

Ladies and Gentlemen:

     National Mercantile Bancorp, a California corporation (the "Company") and Mercantile National Bank, a national bank (the "Bank"), confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of up to $ _________ (_________ shares) of 6.5% Noncumulative Convertible Preferred Stock, $10.00 par value of the Company ("Preferred Stock").

     The Company is offering up to $_________ ( ___________ shares) of Preferred Stock to the holders of record of Common Stock ("Record Date Holder") at the close of business on _________ ,1997 (the "Record Date"), at a subscription price of $______ per share ("Subscription Price") and, subject to the rights of such holders, to certain other purchasers on a standby basis. Each Record Date Holder will receive one nontransferable subscription right ("Right") for each share of Common Stock held of record at the close of business on the Record Date. Each Right will enable the holder thereof ("Rights Holders") to purchase from the Company _______ share of Preferred Stock (an "Underlying Share") at the Subscription Price (the "Basic Subscription Privilege"). Pursuant to a private offering exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company has entered into purchase agreements (the "Private Purchaser Agreements") with the Conrad Company, a bank holding company and Wildwood Enterprises, Inc. Profit Sharing Plan (the "Private Purchasers") who have agreed to purchase in the aggregate up to $5.5 million (_________ shares) of the Preferred Stock at the lower of $1.10 per share or the Subscription Price (the "Private Purchasers' Price"), available after the exercise of the Basic Subscription Privilege (the "Private Offering"), subject to reduction under certain circumstances. Such Private Purchasers have agreed to purchase and the Company has guaranteed the availability
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of, an aggregate minimum of $2.5 million (____shares) of Preferred Stock
("Additional Shares") to such persons at the Private Purchasers' Price if a sufficient number of shares of Preferred Stock is not available after the exercise of the Basic Subscription Privilege (the "Private Purchasers' Minimum Obligation").

     Each Rights Holder who fully exercises their Basic Subscription Privilege will be eligible to subscribe at the Subscription Price for _______ share of Preferred Stock (the "Excess Underlying Shares") for each Right held, which remain available after the exercise by the Rights Holders of the Basic Subscription Privilege and the purchase by the Private Purchasers pursuant to the terms of the Private Offering, subject to availability, proration and reduction by the Company under certain circumstances (the "Oversubscription Privilege"). A Rights Holder's election to exercise the Oversubscription Privilege must be made at the time the Basic Subscription Privilege is exercised. The Rights are evidenced by nontransferable certificates. Basic Subscription and Oversubscription Privileges are not transferable. The offer and sale of the Underlying Shares pursuant to the exercise of the Basic Subscription Privilege and the Oversubscription Privilege are referred to herein as the "Rights Offering."

     The Company has entered into Standby Purchase Agreements pursuant to which an aggregate of _____ institutional investors (the "Standby Purchasers") have severally agreed, subject to certain conditions, to purchase from the Company at the Subscription Price up to an aggregate of $2.5 million (_____ Shares) of the Underlying Shares to the extent available after the exercise of the Basic Subscription Privilege, the Private Offering and the exercise of the Oversubscription Privilege (the "Standby Purchaser Offering"). The Standby Purchase Agreements require that the Standby Purchasers agree to purchase and the Company has guaranteed the availability of, an aggregate minimum of $1.0 million (___ shares of Preferred Stock ("Minimum Standby Shares") at the Subscription Price if a sufficient number of Underlying Shares are not available after the exercise of the Basic Subscription Privilege, the Private Offering and the exercise of the Oversubscription Privilege to satisfy the purchase commitments of the Standby Purchasers (the "Minimum Standby Obligation"). The Rights Offering and the offering to Standby Purchasers are together referred to herein as the "Public Offering". The Private Offering and the Public Offering may sometimes be referred to herein as the "Offerings". The Underlying Shares and the Minimum Standby Shares are together referred to herein as the "Securities."

     Rights Holders may exercise subscription rights by delivering to the subscription agent a properly completed and executed subscription rights certificate together with payment in full of the subscription price for each share subscribed for. Payment may be made only (i) by check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order payable to __________, as subscription agent or (ii) by wire transfer of funds to the escrow account maintained by the subscription agent for the purpose of accepting subscriptions pursuant to the terms of an Escrow Agreement to be entered into between the Company, the subscription agent and Sandler O'Neill. Sandler O'Neill will not receive any funds from subscribers, Private Purchasers or Standby Purchasers for Securities purchased in the Offerings. Also, Sandler O'Neill will not be responsible for the performance of the subscription agent pursuant to the Subscription Agent Agreement (as defined in the Prospectus) or for determining when the conditions of the escrow have been met.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (No. 333-_______) including a prospectus for the registration of the Rights, the shares of Preferred Stock and the Common Stock (the "Common Stock") of the Company into which the Preferred Stock is convertible (together, sometimes referred to herein

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as the "Securities") under the Securities Act, has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Public Offering which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

     The Preferred Stock will be issued pursuant to and be entitled to the benefits of the provisions of an amendment and restatement of the Articles of Incorporation of the Company to be approved by the Company's shareholders at a meeting to be held on ____________ ,1997 (the "Annual Meeting"). The Preferred Stock will be convertible into Common Stock at the rate of one share of Common Stock for each share of Preferred Stock held. If the requisite shareholder approval is obtained, the Articles of Incorporation will be amended and restated (the "Restated Articles of Incorporation") to (i) effect a 9.09 for 1 reverse stock split of the Common Stock (the "Reverse Stock Split") and (ii) provide for a limitation on the acquisition by any person of the Preferred Stock (and the Common Stock into which such Preferred Stock is convertible) if such acquisition would cause that persons cumulative ownership to be equal to or in excess of 4.5% and a restriction on the acquisition, sale, assignment or transfer by any current holder of 4.5% or more of the Preferred Stock (and the Common Stock into which such Preferred Stock is convertible.

     Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus to be used in the Public Offering. Such Prospectus contains information with respect to the Company, the Bank and the Preferred Stock.

     SECTION 1.  REPRESENTATIONS AND WARRANTIES.

     (a) The Company and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

          (i) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto or filed pursuant to Rule 424(a) under the Securities Act complied in all material respects when so filed with the provisions of the Securities Act; provided, however that this representation and warranty shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information" (which the Company and the Bank acknowledge appears only in the section of the Prospectus captioned "The Rights Offering -- Financial Advisor."). The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.

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          (ii)  The Registration Statement has been declared effective by the
     Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the Agent Information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (which the Company and the Bank acknowledge appears only in the section of the Prospectus captioned "The Rights Offering -- Financial Advisor"). The Commission has not issued any order preventing or suspending the use of any Prospectus.

          (iii) The Company will promptly file the Prospectus and any supplemental sales literature with the Commission. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Commission for use in final form.

          (iv) No order, directive, request or other correspondence has been received by the Company or the Bank from the Federal Reserve Board ("FRB") and/or the Office of Comptroller of the Currency ("O.C.") which could have the effect of delaying or canceling the Offerings.

          (v) At the Closing Time referred to in Section 2, the Company and the Bank will have satisfied any and all terms, conditions, requirements and provisions imposed upon the Company and the Bank by the FRB, the O.C. or any other regulatory authority in connection with this transaction except for any post-closing notices or filings which may be required, or appropriate waivers shall have been obtained.

          (vi) The accountants who audited the financial statements and supporting schedules of the Company included in the Registration Statement are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the "AICPA"); and such accountants are, with respect to the Company and the Bank, independent certified public accountants as required by the Securities Act and the Securities Act Regulations.

          (vii) The consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and the Bank at the dates indicated and the results of

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     their operations, retained earnings and cash flows for the periods specified and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations; except as otherwise disclosed therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

          (viii) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, when read together and with the other information in the Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

          (ix) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (including the documents incorporated by reference therein), (A) there has been no material adverse change in the financial condition, results of operations, or business of the Company and the Bank, taken as a whole, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company or the Bank, other than those in the ordinary course of business and consistent with past practices, which are material with respect to the Company and the Bank, taken as a whole.

          (x) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, or business of the Company and its subsidiary, taken as a whole. The Company has no direct or indirect subsidiaries other than the Bank (which is sometimes referred to herein as the "Subsidiary").

          (xi) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, no par value, of which 3,078,146 shares are presently issued and outstanding and 1,000,000 shares of preferred stock, with such par or stated value as shall be determined by the Board of Directors of which no shares are presently issued and outstanding. As of __________, 1997, there were approximately_______ holders of record of Common Stock. Except for the Reverse Stock Split, the Preferred Stock and the Common Stock into which the Preferred Stock is convertible, the Company has not authorized the issuance of, and has not issued, any other shares of capital stock. Except for the Rights, the warrants issued in connection with the Company's Lease Restructuring and the settlement of the shareholders' class action lawsuit (each as described in the Prospectus), options to acquire ___________ shares of Common Stock reserved for issuance pursuant to the Company's 1990 Stock Option Plan and the Company's 1994 Stock Option Plan and the options and stock appreciation rights granted pursuant to Scott Montgomery's employment agreement (as described in the Prospectus), there are no options, warrants, calls, employee benefit or other plans, preemptive rights or commitments of any character relating to the authorized but unissued capital stock or any other equity security of the Company or any securities or obligations convertible into or exchangeable for or giving any person any right to subscribe for or acquire from the Company any shares of such capital stock.

          (xii) Upon completion of the Offerings, the authorized equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization." All of the issued and outstanding shares of the Common Stock of the Company have been duly and validly issued, fully paid and non-assessable and are free and clear of any security interest, pledge, lien, encumbrance, claim or equity. Upon approval of the Restated Articles of Incorporation, the shares of Preferred Stock to be sold in the Offerings will be duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration therefor, the shares of Preferred Stock will be duly and validly issued, fully paid and non-assessable and will be free and clear of any security interest, pledge, lien, encumbrance, claim or equity other than created by the purchaser thereof; and the issuance of the shares of Preferred Stock will not be in violation of any preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Preferred Stock pursuant to the Company's charter, bylaws or other governing documents or any agreement, plan or other instrument to which the Company or the Bank is a party or by which it is bound. The terms and provisions of the shares of Preferred Stock conform and will conform in all material respects to the description thereof contained in the Prospectus and the certificates representing the shares of Preferred Stock will conform with the requirements of applicable laws and regulations.

          (xiii) A number of shares of Common Stock equal to the number of shares of Preferred Stock have been duly authorized by all necessary corporate action and reserved in the corporate records of the Company, and upon conversion of the Preferred Stock into the Common Stock, when issued and delivered will have been duly and validly issued, fully paid and non-assessable and will be free and clear of any security interest, pledge, lien, encumbrance, claim or equity; and the issuance of the shares of Common Stock will not be in violation of any preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, bylaws or other governing documents or any agreement, plan or other instrument to which the Company or the Bank is a party or by which it is bound.

          (xiv) All of the issued and outstanding capital stock of the Bank has been duly and validly issued and is fully paid and nonassessable, and all such capital stock is owned beneficially and of record by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity; all of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (xv) Except as disclosed in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Preferred Stock gives rise to any rights for or relating to the registration of any shares of Preferred or Common Stock or other securities of the Company or rights relating to antidilution which could result in any change in the number of shares of capital stock to be issued by the Company.

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          (xvi)   Each of the Company and the Bank have full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company and the Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses; all such licenses, permits and other governmental authorizations are in full force and effect and the Company and the Bank are in all material respects in compliance therewith; neither the Company nor the Bank have received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might materially and adversely affect the conduct of the business or financial condition, results of operations, or business of the Company and the Bank, taken as a whole; and the Bank is in good standing under the laws of the United States and is not required to qualify as a foreign corporation in any jurisdiction.

          (xvii) The deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

          (xviii) The Bank has been duly incorporated and is validly existing as a national bank in good standing under the laws of the United States with the full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and the Bank is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, or business of the Company and the Bank, taken as a whole; the activities of the Bank are permitted to a national bank by the rules, regulations, resolutions and practices of the O.C.C.

          (xix) The Bank has no direct or indirect subsidiary that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission.

          (xx) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company and the Bank, and this Agreement has been duly executed and delivered by and is the valid and binding agreement of the Company and the Bank enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

          (xxi) The execution, delivery and performance of the Private Purchasers' Agreements and the consummation of the transactions contemplated therein have been duly authorized by all necessary corporate action of the Company and the Bank, and the Private Purchasers' Agreements have been duly executed and delivered by and are the valid and binding agreements of the Company and the Bank enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

          (xxii) The execution, delivery and performance of the Registration Rights Agreements and the consummation of the transactions contemplated therein have been duly authorized by all necessary corporate action of the Company and the Bank, and the Registration Rights Agreements have been duly executed and delivered by and are the valid and binding agreements of the Company and the Bank enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

          (xxiii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of the Company or the Bank will have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company and the Bank, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgaged-backed securities in the ordinary course of business or otherwise as indicated in the Prospectus.

          (xxiv) No approval of any regulatory or supervisory or other public authority including but not limited to the O.C. and the FRB is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, except for the declaration of effectiveness of any required post-effective amendment to the Registration Statement by the Commission and as may be required under the securities laws of various jurisdictions.

          (xxv) Neither the Company nor the Bank is in violation of its charter or bylaws or in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which it or either of them may be bound, or to which any of the property or assets of the Company or the Bank is subject.

          (xxvi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which it or either of them may be bound, or to which any of the property or assets of the Company or the Bank is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or the Bank, or any applicable law, administrative regulation or administrative or court decree.

          (xxvii) No labor dispute with the employees of the Company or the Bank exists or, to the knowledge of the Company or the Bank, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations, or business of the Company and the Bank, taken as a whole.

          (xxviii) The Company and the Bank have good and marketable title to all properties and assets for which ownership is material to the business of the Company or the Bank and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company or the Bank taken as a whole; and all of the leases and subleases material to the business of the Company or the Bank under which the Company or the Bank hold properties, including those described in the Prospectus, are valid and binding.

          (xxix) Other than as disclosed in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, threatened, against or affecting the Company or the Bank, which is required to be disclosed therein (other than as disclosed therein), or which is likely to result in any material adverse change in the financial condition, results of operations, or business of the Company and the Bank, taken as a whole, or which is likely to materially and adversely affect the properties or assets thereof or which is likely to materially and adversely affect the performance of this Agreement or the consummation of the transactions herein contemplated or described in the Prospectus; all pending legal or governmental proceedings to which the Company or the Bank is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or its subsidiary which are required to be filed as exhibits to the Registration Statement which have not been so filed.

          (xxx) The Company has obtained an opinion of its counsel, Manatt, Phelps & Phillips, with respect to the legality of the Securities issued, a copy of which is filed as an exhibit to the Registration Statement; all material aspects of the aforesaid opinion are accurately summarized in the Prospectus; the facts and representations upon which such opinion is based are truthful, accurate and complete in all material respects, and neither the Company nor the Bank has taken or will take any action inconsistent therewith.

          (xxxi) The Company has obtained an opinion of its accountants, Deloitte & Touche, LLP, with respect to the federal and state income tax consequences of the Offerings, a copy of which is filed as an exhibit to the Registration Statement; all material aspects of the aforesaid opinion are accurately summarized in the Prospectus; the facts and representations upon which such opinion is based are truthful, accurate and complete in all material respects, and neither the Company nor the Bank has taken or will take any action inconsistent therewith.

          (xxxii) Each lease of real property (together with any improvements thereon) and all material personal property to which the Company or the Bank is a party has been duly authorized, executed and delivered, and is the legal, valid and binding agreement of the Company or the Bank enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, to general principles of equity, and to laws relating to the safety and soundness of insured depository institutions and their institution affiliated parties as set forth in 12 U.S.C. (S) 1818(b).

          (xxxiii) Except as disclosed in the Prospectus, as of the date of the Prospectus and the Closing Date, neither the Company nor the Bank is in violation of any directive or order (including any memorandum of understanding) specific to the Company or the Bank from the O.C., the FRB, or any other agency to make any material change in the method of conducting its business as described in the Prospectus or as otherwise presently contemplated; there are no directives or orders specific to the Company or the Bank from the FRB or the O.C. or any other regulatory agency other than those disclosed in the Prospectus; and each of the Company and the Bank is conducting its business so as to comply in all material respects with all applicable statutes and regulations.

          (xxxiv)   The Company has not taken and shall not take, directly or
     indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock.

          (xxxv) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

          (xxxvi)   The Company and the Bank are in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder, and the lending practices of the Bank are and have been, in all material respects, in conformity with the Real Estate Settlement Procedures Act, as amended, and the rules and regulations thereunder.

          (xxxvii) All of the loans represented as assets on the most recent financial statements or selected financial information of the Company and its subsidiary included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Bank.

          (xxxviii) To the knowledge of the Company and the Bank, neither the Company nor the Bank or employees of the Bank has made any payment of funds of the Company or the Bank as a loan for the purchase of the Securities or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

          (xxxix)   Neither the Company nor the Bank nor any properties owned or operated by the Company or the Bank is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations, or business of the Company and the Bank, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any governmental agency) instituted or pending, or to the knowledge of the Company or the Bank threatened, relating to the liability of any property owned or operated by the Company or the Bank, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          (xxxx) The Company and its subsidiary have filed all federal income and state and local franchise tax returns required to be filed, or have received extensions thereof, and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

          (xxxxi) The Company has received approval, subject to issuance, to have the Preferred Stock quoted on the Small Caps Market of the National Association of Securities Dealers' Automated Quotation System ("Nasdaq") Stock Market effective on the Closing Date.

     (b) Any certificate signed by any officer of the Company or the Bank and delivered to either of the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company or the Bank to each as to the matters covered thereby.

     SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

     On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company regarding the structure of the Offerings, as well as to identify Standby Purchasers and assist the Bank in negotiating Standby Purchase Agreements with the Standby Purchasers. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to provide services to the Company as to the matters described below; provided, however, that the Agent shall not be obligated to sell any minimum number of shares of Common Stock to any particular category of purchaser or in the aggregate or take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) identifying prospective Standby Purchasers and assisting in the negotiation of Standby Purchase Agreements with such Standby Purchasers; (ii) assisting the Company's management in preparing for meetings with existing shareholders and other potential investors in the Public Offering; (iii) reviewing the Private Purchase Agreements; and (iv) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

     If at least the total minimum of Securities, as disclosed on the cover of the Prospectus, are sold, the Company agrees to issue or have issued the shares of Preferred Stock sold and to release for delivery certificates for such shares of Preferred Stock at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to below. The closing shall be held at the offices of Manatt, Phelps & Phillips, at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the shares of Preferred Stock sold. Certificates for the shares of Preferred Stock sold shall be delivered directly to the purchasers thereof in accordance with their directions. The date upon which the Company shall release for delivery all of the shares of Preferred Stock sold, in accordance with the terms hereof, is herein called the "Closing Date." The hour on the Closing Date at which the Company shall release for delivery all of the shares of Preferred Stock sold in accordance with the terms hereof is called the "Closing Time."

     Appropriate arrangements for placing the funds received from subscriptions for the Preferred Stock or other offers to purchase Preferred Stock were made prior to the commencement of the Public Offering, with provision for refund to the purchasers as set forth in Section 9 hereof, or for delivery to the Company if all shares of Preferred Stock are sold. The Company shall not be deemed to have received any subscription offer or exercise of a Right accompanied by a check or comparable instrument until final payment has been made on such check or instrument. The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the shares of Preferred Stock.

     In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

     (a) a non-refundable advisory fee of $25,000, previously paid by the Company;

     (b) one and one-half percent (1.50%) of the aggregate value of funds committed in the Private Offering;

     (c) three percent (3.0%) of the aggregate purchase price of the shares of Preferred Stock sold in the Public Offering pursuant to the exercise of subscription rights; and

     (d) five percent (5.0%) of the aggregate value of funds committed by Standby Purchasers who execute standby purchase agreements.

     The above fees are subject to a minimum aggregate compensation to the Agent of $250,000.

     If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Offering is terminated by the Company, Sandler O'Neill shall be entitled to retain the financial advisory fee set forth in Section 2(a) hereof and the Company shall reimburse Sandler O'Neill for all of its reasonable out-of-pocket expenses incurred prior to termination including the reasonable fees and disbursements of counsel for the Agent, up to an aggregate of $125,000, upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

     All fees payable to the Agent hereunder shall be payable in immediately available funds at the Closing Time, or upon the termination of this Agreement, as the case may be.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with the Agent as follows:

     (a) The Company will prepare and file such amendments or supplements to the Registration Statement and the Prospectus as may hereafter be required by the Securities Act Regulations or as may hereafter be requested by the Agent. The Company will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement or the filing of any supplement to the Prospectus, (ii) of the receipt of any comments from the Commission with respect to the transactions contemplated by this Agreement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the receipt of any order, directive, request or other correspondence from the FRB or the OCC relating to the Offering, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Rights or the Preferred Stock for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the withdrawal thereof at the earliest possible moment.

     (b) The Company will give the Agent notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Public Offering of the Rights or the Preferred Stock which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent shall object.

     (c) The Company will deliver to the Agent as many signed copies and as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

     (d) During the period when the Prospectus is required to be delivered, the Company will comply, at its own expense, with all requirements imposed upon it by the Commission, as from time to time in force, and by the Securities Act, the Securities Act Regulations, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Rule 10b-6 under the 1934 Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

     (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to the Agent and counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company will furnish such information with respect to itself as the Agent may from time to time reasonably request.

     (f) The Company will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Agent and the Company have agreed; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.
In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than six months from the effective date of the Registration Statement.

     (g) The Company authorizes Sandler O'Neill to act as agent of the Company in distributing the Prospectus to persons having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Public Offering will be made (the "Blue Sky Survey").

     (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (i) During the period of five years hereafter, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including statements of financial condition and statements of income, stockholders' equity and cash flows of the Company, the Bank and their subsidiaries, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement) consolidated summary financial information of the Company, the Bank and its subsidiaries for such quarter in reasonable detail.
In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

     (j) During the period of five years hereafter, the Company will furnish to the Agent (i) as soon as available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

     (k) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (l) The Company will file all documents and notices required by the Small Caps Market of the Nasdaq Stock Market and will use its best efforts to maintain the listing of the Common Stock on the Small Caps Market of the Nasdaq Stock Market and to cause the Preferred Stock to be listed on the Small Caps Market of the Nasdaq Stock Market upon the completion of the Offering.

     (m) The Company will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding" in connection with the sale of the Preferred Stock.

     (n) Other than the Prospectus or as permitted by applicable law, the Company will not distribute any prospectus or other offering material in connection with the offer and sale of the Securities and will not publish any writing which constitutes an offer or prospectus.

     (o) The Company will use all reasonable efforts to comply with such requirements as may be necessary for the Agent or other brokerage firms to make an active market for the shares of Preferred Stock and the Common Stock.

     (p) The Company will cause to be maintained records of all funds submitted to the Company's subscription agent in connection with the Rights Offering and deposited by it in an escrow account to enable the Company to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Offering as described in the Prospectus.

     (q) The Company will furnish to you as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Bank which have been read by Deloitte & Touche LLP as stated in their letters to be furnished pursuant to subsections (d) and (e) of Section 5 hereof.

     (r) The Company shall not deliver the Preferred Stock until the Company has satisfied or caused to be satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

     (s) Subsequent to the respective dates as to which information in given in the Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, the Company will not (i) issue any securities, other than pursuant to the Company's existing stock option plans, or incur any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of business, or (ii) enter into any transaction, other than in the ordinary course of business which might result in any material adverse change in the financial condition, results of operations, or business of the Company and the Bank, taken as a whole.

     SECTION 4. PAYMENT OF EXPENSES. The Company shall pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey in an amount not to exceed $15,000, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Public Offering and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Small Caps Market of the Nasdaq Stock Market. In the event the Agent incurs any such fees and expenses on behalf of the Company, the Company will reimburse the Agent for such fees and expenses whether or not the Offering is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company pursuant to this Section without the prior approval of the Company.

     The Company shall pay certain expenses incident to the performance of the Agent's obligations under this Agreement, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc., and (ii) all reasonable out of pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, and travel expenses and fees and expenses of the Agent's counsel, up to an aggregate of $125,000. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this
Section 4 shall be due and payable upon receipt by the Company of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

     SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS. The Company and the Agent agree that the issuance and the sale of Preferred Stock and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank herein contained as of the date hereof and as of the Closing Date, to the accuracy of the written statements of officers and directors of the Company made pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder, and to the following further conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the sale of the Securities in any jurisdiction shall have been issued, and no order, directive, request or other correspondence has been received by the Company or the Bank from the FRB or the OCC which could have the effect of delaying or canceling the Offerings.

     (b)  At Closing Time, the Agent shall have received:

          (1) The favorable opinion, dated as of Closing Time, of Manatt, Phelps & Phillips, counsel for the Company and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

          (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

          (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except where the failure to be so qualified would not have a material adverse effect upon the financial condition, results of operations, or business of the Company or the Bank, taken as a whole.

          (iv) The authorized capital stock of the Company is correctly set forth in the Registration Statement and Prospectus under the caption "Capitalization" and, upon consummation of the Offerings, the issued and outstanding capital stock of the Company will be no less than the Minimum and no more than the Maximum set forth in the Registration Statement and Prospectus under the caption "Capitalization."

          (v) The Rights have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the terms of the Rights Offering, in accordance with the description set forth in the Prospectus, will be duly and validly issued.

          (vi) The Preferred Stock has been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the terms of the Offerings against payment of the consideration therefor in accordance with the description set forth in the Prospectus, will be duly and validly issued and fully paid and non-assessable and will be owned free and clear of any mortgage, pledge, loan, security interest, encumbrance, or claim (legal or equitable) other than that created by the purchaser thereof or by a third party other than the Company with respect to a purchaser thereof.

          (vii) A number of shares of Common Stock equal to the number of shares of Preferred Stock have been duly and validly authorized and reserved in the corporate records of the Company, and upon conversion of the Preferred Stock pursuant to the terms of the Offerings, in accordance with the description set forth in the Prospectus, will be duly and validly issued and fully paid and non-assessable and will be owned free and clear of any mortgage, pledge, loan, security interest, encumbrance, or claim (legal or equitable).

          (viii) The issuance of the Preferred Stock and the Common Stock into which the Preferred Stock is convertible is not subject to preemptive or other similar rights arising by operation of law or, to the best of such counsel's knowledge and information, otherwise.

          (ix) The Bank has been duly organized, and is validly existing and in good standing under the laws of the United States of America as a national bank, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Bank is duly qualified as a foreign corporation in each jurisdiction in which such qualification is required.

          (x) The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed by law.

          (xi) The only direct or indirect subsidiary of the Company is the Bank; and the Bank has no direct or indirect subsidiary. For purposes of the opinions set forth in this section 5(b)(1) the term "subsidiaries" refers only to those subsidiaries of the Company or the Bank which would be considered a "significant subsidiary" within the meaning of Regulation S-X, Rule 1-02 promulgated by the Commission.

          (xii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and the Bank and this Agreement constitutes the legal, valid and binding agreement of the Company and the Bank, enforceable in accordance with its terms, except as rights to indemnity, contribution and limitations of liability hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); and to the best of such counsel's knowledge will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which either of them may be bound, or to which any of the property or assets of the Company or the Bank is subject, nor will such execution or delivery result in any violation of the provisions of the charter or by-laws of the Company or the Bank.

          (xiii) The execution and delivery of the Private Purchaser Agreements and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of the Company and the Bank and the Private Purchasers' Agreements constitutes the legal, valid and binding agreement of the Company and the Bank, enforceable in accordance with its terms, except as rights to indemnity, contribution and limitations of liability hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); and to the best of such counsel's knowledge will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which either of them may be bound, or to which any of the property or assets of the Company or the Bank is subject, nor will such execution or delivery result in any violation of the provisions of the charter or by-laws of the Company or the Bank.

          (xiv) The offer, sale and delivery of the Preferred Stock in the manner contemplated by the Private Purchaser Agreements is exempt from the registration requirements under the Securities Act.

          (xv) The Registration Statement is effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

          (xvi) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

          (xvii) At the time the Registration Statement became effective and at the Closing Time, the Registration Statement (other than the financial statements and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

          (xviii) The Securities conform to the description thereof contained in the Prospectus, and the forms of certificates used to evidence the Securities are in due and proper form and comply with all applicable statutory requirements.

          (xix) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against or affecting the Company or the Bank which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, which would have a material adverse effect upon the financial condition or results of operations of the Company and the Bank taken as a whole.

          (xx) The information in the Prospectus under " Market Price of Common Stock and Dividends," "Certain Federal Income Tax Consequences", "The Company-Regulatory Agreements", "The Company-Legal Proceedings", "The Private Offering", "Regulation," and "Description of Capital Stock," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

          (xxi) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto are correct.

          (xxii) To the best of such counsel's knowledge, the Company and the Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Bank are in all material respects complying therewith.

          (xxiii) Neither the Company nor the Bank is in violation of its charter or bylaws or, to the best of such counsel's knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which the Company or the Bank or any of their property may be bound.

          (xxiv) The Company is not required to be registered as an investment company under the Investment Company Act of 1940.

     (2) The favorable opinion, dated as of Closing Time, of Muldoon, Murphy & Faucette, counsel for the Agent, with respect to the matters set forth in
Section 5(b)(1)(i), (iv), (v), (vi) (solely as to preemptive rights arising by operation of law), (x), (xii), (xv) and (xvi) and such other matters as the Agent may reasonably require.

     (3) In giving their opinions required by subsections (b)(l) and (b)(2), respectively, of this Section, Manatt, Phelps & Phillips and Muldoon, Murphy & Faucette shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Manatt, Phelps & Phillips and Muldoon, Murphy & Faucette may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials, and Muldoon, Murphy & Faucette may also rely on the opinion of Manatt, Phelps & Phillips.

     (c) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, or business of the Company and the Bank, taken as a whole, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, and the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company or the Bank from the date of the latest statement of financial condition of the Company or the Bank as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business, (iii) except as previously disclosed in the Prospectus, neither the Company nor the Bank shall have received from the OCC any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, financial condition or results of operations of the Company or the Bank, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except as to any such representation or warranty which specifically relates to an earlier date, (v) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, (vii) no order, directive, request or other correspondence has been received by the Company or the Bank from the FRB or the OCC which could have the effect of delaying or canceling the Offering, and (viii) neither the Company nor the Bank has a "significant subsidiary" within the meaning of Regulation S-X, Rule 1-02 promulgated by the Commission.

     (d) At the time of the execution of this Agreement, the Agent shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent certified public accountants with respect to the Company and the Bank within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the Securities Act and the Securities Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and incorporated by reference therein and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Deloitte & Touche LLP and set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank and their subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts set forth under "Summary Selected Consolidated Financial and Other Data" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement and the Prospectus or incorporated therein by reference, (C)at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Company and its subsidiaries or any decrease in consolidated total assets, allowance for loan losses, total deposits or shareholders equity of the Company and its subsidiaries, in each case as compared with the amounts shown in the December 31, 1996 balance sheet included in the Registration Statement or, (D) during the period from December 31, 1996 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (e) At Closing Time, the Agent shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

     (f) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

     (g) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by Federal, New York or California authorities.

     SECTION 6. INDEMNIFICATION.

     (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents (the Agent and each such person being an "Agent Indemnified Party") as follows:

          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Offerings or any action taken by the Agent where acting as agent of the Company or otherwise as described in Section 2 hereof or in the Engagement Letter dated December 1, 1996 between the Company and the Agent; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court to have resulted primarily from the bad faith or gross negligence of the Agent.

          (ii) from and against any and all loss, liability, claim, damage and expense, as incurred, related to or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

          (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c)hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any pending or threatened claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, that this indemnity agreement shall not apply to any loss, liability,
--------
claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), made in reliance upon and in conformity with written information relating to the Agent furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), which information is included solely in the section of the Prospectus captioned "The Rights Offering -- Financial Advisor."

     (b) The Agent agrees to indemnify and hold harmless the Company its directors and its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c)if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 6. An indemnifying party may, at its own expense, participate in, and to the extent that it shall wish, assume the defense of, any such action, provided, however, that if the defense of such action is assumed by the Company, counsel shall be satisfactory to the Agent. Notwithstanding the Company's election to assume the defense of such action, if, in the sole judgment of the Agent or any other Agent Indemnified Party, it is advisable for the Agent or any other Agent Indemnified Party to be represented by separate counsel, the Agent or any other Agent Indemnified Party shall have the right to employ counsel to represent the Agent or any other Agent Indemnified Party for liability arising from any action in which indemnity may be sought by the Agent or any other Agent Indemnified Party, in which event the reasonable fees and expenses of such separate counsel shall be borne by the Company and reimbursed to the Agent or any other Agent Indemnified Party as incurred. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) The Company also agrees that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its security holders or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith or gross negligence.

     (e)  In addition to, and without limiting, the provisions of Section
(6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of their respective partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent is not named as a defendant, the Company agrees to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony.

     SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company is responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement. Neither party shall be liable for contribution for claims settled without such party's consent provided such consent is not unreasonably withheld.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

     SECTION 9. TERMINATION OF AGREEMENT.

     (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, or business of the Company and the Bank, taken as a whole, whether or not arising in the ordinary course of business; (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities; (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or California authorities; (iv) if any condition specified in
Section 5 shall not have been fulfilled when and as required to be fulfilled;
(v) if there shall have been such material adverse change in the condition or prospects of the Company or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; or (vi) if the Company is unable to sell at least the total minimum of Securities, as disclosed on the cover of the Prospectus, or if the Offering is not consummated for any other reason, prior to __________, 1997.

     (b) If this Agreement is terminated pursuant to this Section, the Company shall refund to any persons who have subscribed for any of the shares of Preferred Stock the full amount which it may have received from them, without interest, as provided in the Prospectus, such termination shall be without liability of any party to any other party except that the provisions of Section 4 hereof relating to reimbursement of expenses and the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

     SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Two World Trade Center, 104th Floor, New York, New York 10048, attention of Thomas W. Killian, Principal, with a copy to Muldoon, Murphy & Faucette at 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, attention of Mary M. Sjoquist.; notices to the Company shall be directed to the Company at 1840 Century Park East, Los Angeles, California 90067, attention of Scott A. Montgomery, Executive Vice President and Chief Administrative Officer, with a copy to Manatt, Phelps & Phillips at 11355 West Olympic Boulevard, Los Angeles, California 90064, attention of Nancy H. Wojtas.

     SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

     SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made other than those specifically mentioned herein. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

     SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Specified times of day refer to Pacific time unless otherwise noted herein.

     SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Bank in accordance with its terms.



                                        Very truly yours,

                                        National Mercantile Bancorp


                                        By:
                                        Name:
                                        Title:


                                        National Mercantile Bancorp


                                        By:
                                        Name:
                                        Title:



CONFIRMED AND ACCEPTED,
 as of the date first above written:

Sandler O'Neill & Partners, L.P.

By:  Sandler O'Neill & Partners Corp.,
      the sole general partner



By:
       Thomas W. Killian
       Vice President